Total Number of Pages:35                           As filed with the Securities
Index to Exhibits at Page:10          and Exchange Commission on April 03, 1996
                                           Registration No. 333-_______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               DH TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


               California                                     94-2917470
               ----------                                     ----------
        (State of Incorporation)           (I.R.S. Employer Identification No.)


                             15070 Avenue of Science
                           San Diego, California 92128
                    (Address of principal executive offices)


                                 1992 STOCK PLAN
                            (Full title of the Plan)


                                 JANET W. SHANKS
                            Chief Accounting Officer
                             15070 Avenue of Science
                           San Diego, California 92128
                                 (619) 451-3485
            (Name, address and telephone number of agent for service)


                                   Copies to:

                           HENRY P. MASSEY, JR., ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                              Two Palo Alto Square
                           Palo Alto, California 94306
                                 (415) 493-9300







===========================================================================================================================
                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                Title of                       Amount            Proposed             Proposed              Amount of
               Securities                       to be            Maximum              Maximum             Registration
                 to be                       Registered          Offering            Aggregate                 Fee
               Registered                                         Price               Offering
                                                                Per Share              Price
- ----------------------------------------- ------------------ ----------------- ----------------------- --------------------
Common Stock,                                 375,000(1)(2)       $  24.63(2)             $ 9,236,250              $ 3,185
 no par value

- ----------------------------------------- ------------------ ----------------- ----------------------- --------------------

(1) The amount of shares to be registered and the proposed maximum offering price per share reflect the 1.5- for-1 stock split that occurred
         September 22, 1995.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.
         Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 8,
         1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Information Incorporated by Reference.

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (2) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (1) above.

         (3) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A effective June 25, 1985, as amended, filed under Section 12 of the Exchange Act.

         All documents consequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequently after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors.

         Article VI of the Bylaws of Registrant provides that the Registrant shall indemnify certain agents of the Registrant to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

         The Registrant shall have the power, to the extent and in the manner permitted by Section 317 of the California Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. For this purpose, an "employee" or "agent" of the Registrant includes any person (i) who is or was an employee or agent of Registrant, (ii) who is or was serving at the request of Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of Registrant or of another enterprise at the request of such predecessor corporation.

         The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number                                                Document
           4.1             1992 Stock Plan

           5.1             Opinion  of  Wilson,  Sonsini,   Goodrich  &  Rosati,
                           Professional Corporation, as to the legality of securities being registered

           23.1            Consent of KPMG Peat Marwick LLP

           23.2            Consent of Counsel (contained in Exhibit 5.1 hereto)

           24.1            Power of Attorney (see page II-4)




Item 9.  Undertakings.

     (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented to Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, DH Technology, Inc., a California corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 3rd day of April , 1996.



                                 DH TECHNOLOGY, INC.

                                 By: /S/WILLIAM H. GIBBS
                                 -----------------------
                                        William H. Gibbs
                                        President






                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Gibbs and Janet W. Shanks, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.




SIGNATURE                         TITLE                               DATE
- ---------                         -----                               ----



/S/WILLIAM H. GIBBS     President, Chief Executive               April 3, 1996
(William H. Gibbs)      Officer (Principal Executive
                        Officer) and Chairman of the
                        Board of Directors

/S/JANET W. SHANKS      Chief Accounting Officer                 April 3, 1996
(Janet W. Shanks)       (Principal Financial Officer
                        and Principal Accounting Officer)


/S/WILLIAM J. BOWERS    Director                                 April 3, 1996
(William J. Bowers)



/S/BRUCE G. KLAAS       Director                                 April 3, 1996
(Bruce G. Klaas)



/S/DON M. LYLE          Director                                 April 3, 1996
(Don M. Lyle)



/S/GEORGE M. RYAN       Director                                 April 3, 1996
(George M. Ryan)

              Independent Auditors' Consent




The Board of Directors
DH Technology, Inc.


     We consent to incorporation by reference in the registration statements on Form S-8 of DH Technology, Inc. of our report dated February 16, 1996 relating to the consolidated balance sheets of DH Technology, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows and related schedule for each of the years in the three year period period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10K of DH Technology, Inc.



San Diego, California
Apri l0, 1996


/s/KPMG Peat Marwick LLP/
- -------------------------
(KPMG Peat Marwick LLP)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS



                       Registration Statement on Form S-8

                               DH Technology, Inc.


                                INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                              Numbered
Number         Description                                             Page
- ------         -----------                                             ----


   4.1         1992 Stock Option Plan

   5.1         Opinion of Wilson, Sonsini, Goodrich &
               Rosati, Professional Corporation

  23.1         Consent of KPMG Peat Marwick LLP

  23.2         Consent of Wilson, Sonsini, Goodrich &
               Rosati, Professional Corporation
               (Contained in Exhibit 5.1)

  24.1         Power of Attorney (See page II-4)


                                   EXHIBIT 4.1


                             1992 Stock Option Plan

                               DH TECHNOLOGY, INC.

                                 1992 STOCK PLAN
                          As Amended September 22, 1995


         1. Purpose of the Plan. The purpose of the DH Technology, Inc. 1992 Stock Plan is to enable DH Technology, Inc. to provide an incentive to eligible employees, consultants and officers whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment qualified personnel for the successful conduct of its business. It is intended that this purpose will be effected through the granting of (a) stock options, (b) stock purchase rights, (c) stock appreciation rights, and (d) long-term performance awards.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or such of its Committees as shall be administering the Plan, in accordance with Section 5 of the Plan.

                  (b) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under applicable securities laws, California corporate law and the Code.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means a Committee appointed by the Board in accordance with Section 5 of the Plan.

                  (f) "Common Stock" means the Common Stock of the Company.

                  (g)  "Company"   means  DH  Technology,   Inc.,  a  California
corporation.

                  (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

                  (i) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.


                  (j)  "Director" means a member of the Board.

                  (k) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (l) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (n) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                       (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                       (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                       (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (p) "Long-Term Performance Award" means an award under Section 9 below. A Long-Term Performance Award shall permit the recipient to receive a cash or stock bonus (as determined by the Administrator) upon satisfaction of such performance factors as are set out in the recipient's individual grant. Long-term Performance Awards will be based upon the achievement of Company, Subsidiary and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate.

                  (q) "Long-Term Performance Award Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Long-Term Performance Award grant. The Long-Term Performance Award Agreement is subject to the terms and conditions of the Plan.

                  (r) "Nonstatutory Stock Option" means any Option that is not an Incentive Stock Option.

                  (s) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option, Stock Purchase Right, SAR or Long-Term Performance Award grant. The Notice of Grant is part of the Option Agreement, the SAR Agreement and the Long-Term Performance Award Agreement.

                  (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (u) "Option" means a stock option granted pursuant to the Plan.

                  (v) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (w)  "Option   Exchange   Program"  means  a  program  whereby
outstanding options are surrendered in exchange for options with a lower exercise price.

                  (x) "Optioned Stock" means the Common Stock subject to an Option or Right.

                  (y) "Optionee" means an Employee or Consultant who holds an outstanding Option or Right.

                  (z) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (aa) "Plan" means this 1992 Stock Plan.

                  (bb) "Restricted Stock" means shares of Common Stock subject to a Restricted Stock Purchase Agreement acquired pursuant to a grant of Stock Purchase Rights under Section 8 below.

                  (cc) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

                  (dd) "Right" means and includes SARs, Long-Term Performance Awards and Stock Purchase Rights granted pursuant to the Plan.

                  (ee) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor rule thereto, as in effect when discretion is being exercised with respect to the Plan.

                  (ff) "SAR" means a stock appreciation right granted pursuant to Section 7 of the Plan.

                  (gg) "SAR Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual SAR grant. The SAR Agreement is subject to the terms and conditions of the Plan.

                  (hh) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

                  (ii) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 8 of the Plan, as evidenced by a Notice of Grant.

                  (jj) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Eligibility. Nonstatutory Stock Options and Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option or Right may be granted additional Options or Rights.

         4. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the total number of Shares reserved and available for distribution under the Plan is 1,473,469 Shares. Subject to Section 11 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option or Right granted hereunder is forfeited or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the shares that were subject to such Option or Right shall again be available for distribution in connection with future Option or right grants under the Plan; provided, however, that

Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

         5.       Administration.

                  (a) Composition of Administrator.

                       (i) Multiple Administrative Bodies. If permitted by Rule 16b-3 and Applicable Laws, the Plan may (but need not) be administered by different administrative bodies with respect to (A) Directors who are employees,
(B) Officers who are not Directors and (C) Employees who are neither Directors nor Officers.
                       (ii) Administration with respect to Directors and Officers. With respect to grants of Options and Rights to eligible participants who are Officers or Directors of the Company, the Plan shall be administered by
(A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (1) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan and (2) in such a manner as to satisfy the Applicable Laws.

                       (iii) Administration with respect to Other Persons. With respect to grants of Options to eligible participants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

                       (iv) General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 5(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary grant or award plan.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                       (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

                       (ii) to select the Consultants and Employees to whom Options and Rights may be granted hereunder;

                       (iii) to determine whether and to what extent Options and Rights or any combination thereof, are granted hereunder;

                       (iv) to determine the number of shares of Common Stock to be covered by each Option and Right granted hereunder;

                       (v) to approve forms of agreement for use under the Plan;

                       (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                       (vii) to construe and interpret the terms of the Plan;

                       (viii)  to   prescribe,   amend  and  rescind  rules  and
regulations relating to the Plan;

                       (ix) to determine whether and under what circumstances an Option or Right may be settled in cash instead of Common Stock or Common Stock instead of cash;

                       (x) to reduce the exercise price of any Option or Right;

                       (xi) to modify or amend each Option or Right (subject to Section 13 of the Plan);

                       (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Right previously granted by the Administrator;

                       (xiii) to institute an Option Exchange Program;

                       (xiv) to determine the terms and restrictions applicable to Options and Rights and any Restricted Stock; and


                       (xv) to make all other determinations deemed necessary or advisable for administering the Plan.

                  (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Rights.

         6. Duration of the Plan. The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that in no event may Incentive Stock Options be granted under the Plan later than 10 years from the date the Plan was adopted by the Board.

         7.       Options and SARs.

                  (a) Options. The Administrator, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a Notice of Grant which shall expressly identify the Options as Incentive Stock Options or as Nonstatutory Stock Options, and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may at any time authorize the Company, with the consent of the respective recipients, to issue new Options or Rights in exchange for the surrender and cancellation of outstanding Options or Rights. Option agreements shall contain the following terms and conditions:
                       (i) Exercise Price; Number of Shares. The per Share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator; provided, however, that in the case of an Incentive Stock Option, the price shall be no less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted, subject to any additional conditions set out in Section 7(a)(iv) below.

                           The  Notice  of Grant  shall  specify  the  number of
Shares to which it pertains.

                       (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. Any such period is referred to herein as the "waiting period." At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any, nor, in the case of an Incentive Stock Option, later than ten (10) years, from the date of grant.

                       (iii) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of:

                            (1) cash;

                            (2) check;

                            (3) promissory note;

                            (4)  other  Shares  which  (1) in the case of Shares
acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (2) have a Fair Market Value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option shall be exercised;

                            (5) delivery of a properly  executed exercise notice
together with such other documentation as the Administrator and any broker approved by the Company, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                            (6) any  combination  of the  foregoing  methods  of
payment; or
                            (7) such other  consideration  and method of payment
for the issuance of Shares to the extent permitted by Applicable Laws.

                       (iv) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                            (1)  Dollar  Limitation.  To  the  extent  that  the
aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent and any Subsidiary with respect to which other incentive stock options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and any Parent and Subsidiary exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

                            (2)  10%  Shareholder.  If any  Optionee  to whom an
Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, then the following special provisions shall be applicable to the Option granted to such individual:

                                 (a)  The  per  Share  Option  price  of  Shares
subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

                                 (b) The Option  shall not have a term in excess
of five (5) years from the date of grant.

Except as modified by the preceding provisions of this subsection 7(a)(iv) and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

                       (v) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

                       (vi) Buy-out Provisions. The Administrator may at any time offer on behalf of the Company to buy out, for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that buy-out offers made to Insiders may only be payable in cash. Any such cash offer made to an Officer or Director shall comply with the applicable provisions of Rule 16b-3, if any.

                  (b)      SARs.

                       (i) In Connection with Options. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

                            (1) The SAR shall  entitle the  Optionee to exercise
the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in Exchange from the Company an amount equal to the excess of (1) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over
(2) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of an SAR; provided, however, that such limit shall not restrict the exercisability of the related Option.

                            (2) When an SAR is exercised, the related Option, to
the extent surrendered, shall cease to be exercisable.

                            (3) An SAR shall be exercisable only when and to the
extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.

                            (4) An SAR may only be  exercised at a time when the
Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

                       (ii) Independent of Options. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

                            (1)  The  SAR  shall   entitle  the   Optionee,   by
exercising the SAR, to receive from the Company an amount equal to the excess of
(1) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (2) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the last market trading date prior to the date on which the SAR was granted; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon exercise of an SAR.

                            (2) SARs shall be exercisable,  in whole or in part,
at such times as the Administrator shall specify in the Optionee's SAR agreement.

                       (iii) Form of Payment. The Company's obligation arising upon the exercise of an SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of an SAR shall be valued at their Fair Market Value as of the date of exercise.

                  (c)      Method of Exercise.

                       (i) Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan.

                    An Option may not be exercised for a fraction of a Share.

                    An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement consist of any consideration and method of payment allowable under subsection 7(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of an SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

                       (ii) Rule 16b-3. Options and SARs granted to individuals subject to Section 16 of the Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                       (iii) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option or SAR, but only within such period of time as is determined by the Administrator at the time of grant, not to exceed five (5) years (three (3) months in the case of an Incentive Stock Option) from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                       (iv) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option or SAR, but only within such period of time following the date of termination due to Disability not exceeding ten (10) years as is determined by the Administrator (with such determination being made at the time of grant of the Option in the case of an Incentive Stock Option and not exceeding one (1) year), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of such termination, and to the extent that the Optionee does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                       (v) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the deceased Optionee's Option or SAR by bequest or inheritance may exercise the Option or SAR, but only within ten (10) years following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option or

SAR as set forth in the Option or SAR Agreement). To the extent that Optionee was not entitled to exercise an Option or SAR at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option or SAR (to the extent otherwise so entitled) within the time specified herein, the Option or SAR shall terminate.

                  (d) Option and SAR Limitation. The following limitation shall apply to grants of Options and SARs under the Plan:

                            (i) No Employee shall be granted, in any fiscal year
of the Company, Options and SARs under the Plan to purchase more than 1,050,000 Shares.

                            (ii) The  foregoing  limitation  shall  be  adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 11(a).

                            (iii) If an Option or SAR is  cancelled  (other than
in connection with a transaction described in Section 11), the cancelled Option or SAR shall be counted against the limits set forth in Section 7(d)(i). For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

         8.       Stock Purchase Rights.

                  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

                  (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

                  (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

                  (d) Rule 16b-3. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

                  (e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 11 of the Plan.

         9.       Long-Term Performance Awards.

                  (a) Administration. Long-Term Performance Awards are cash or stock bonus awards that may be granted either alone or in addition to other awards granted under the Plan. Such awards shall be granted for no cash consideration. The Administrator shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance or employment factors, if any, to be used in the determination of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards are valued or have been earned. Long-Term Performance Awards may vary from participant to participant and between groups of participants and shall be based upon the achievement of Company, Subsidiary, Parent and/or individual performance factors or upon such other criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

                  At the beginning of each Performance Period, the Administrator may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

                  (b) Adjustment of Awards. The Administrator may adjust the performance factors applicable to the Long-Term Performance Awards to take into account changes in legal, accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

         10. Non-Transferability of Options and Rights. Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per share of Common Stock covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Right.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable.

                  (c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Right shall be assumed or an equivalent Option or Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Right shall be considered assumed if, immediately following the merger or sale of assets, the Option or Right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option or Right, for each Share of Optioned Stock subject to the Option or Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                  (d) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

                           (i) Except as otherwise  determined by the Board,  in
its discretion, prior to the occurrence of a Change in Control, any Options and Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

                           (ii) Except as otherwise  determined by the Board, in
its discretion, prior to the occurrence of a Change in Control, all outstanding Options and Rights, to the extent they are exercisable and vested (including Options and Rights that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price, (reduced by the exercise price, if any, applicable to such Options or Rights). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Right by bequest or inheritance.

                 (e)  Definition  of "Change in  Control".  For purposes of this
Section 11, a "Change in Control" means the happening of any of the following:
                           (i)  When  any  "person,"  as  such  term  is used in
Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

                           (ii) The shareholders of the Company approve a merger
or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

                           (iii) A change  in the  composition  of the  Board of
Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                  (f) Change in Control Price. For purposes of this Section 11, "Change in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) such lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

         12. Date of Grant. The date of grant of an Option or Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

         13.      Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

                  (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

         14.      Stock Withholding to Satisfy Withholding Tax Obligations.

                  (a) Ability to Use Stock to Satisfy Withholding. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 14. When an Optionee incurs tax liability in connection with the award, vesting or exercise of an Option or Right, which tax liability is subject to tax withholding under applicable tax laws (including federal, state and local laws), the Optionee may satisfy the withholding tax obligation (up to an amount calculated by applying such Optionee's maximum marginal tax rate) by electing to have the Company withhold from the Shares to be issued upon award, vesting or exercise of the Option or Right that number of Shares, or by delivering to the Company that number of previously owned Shares, having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered, as the case may be, shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

                  (b) Election to Have Stock Withheld. All elections by an Optionee to have Shares withheld or to deliver previously owned Shares pursuant to this Section 14 shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                           (i) the  election  must be  made on or  prior  to the
applicable Tax Date;
                           (ii) all elections shall be subject to the consent or
disapproval of the Administrator; and

                           (iii) if the  Optionee  is an Insider,  the  election
must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                  (c) Section 83(b) Elections. In the event that (i) an election to have Shares withheld is made by an Optionee, (ii) no election is filed under
Section 83(b) of the Code by such Optionee and (iii) the Tax Date is deferred under Section 83 of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Right has been awarded, has vested or has been exercised, as the case may be, but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         15.      Conditions Upon Issuance of Shares.

                  (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Investment Representations. As a condition to the exercise of an Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         16.      Liability of Company.

                  (a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                  (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13(b) of the Plan.

         17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

- --------------------------------------------------------------------------------
                                   EXHIBIT 5.1
- --------------------------------------------------------------------------------

     Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation

                                  April 3, 1996


DH Technology, Inc.
15070 Avenue of Science
San Diego, CA 92128

Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 18, 1995 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 375,000 shares (the "Shares") of your Common Stock reserved for issuance under the 1992 Stock Plan (the "Plan"). As legal counsel for DH Technology, Inc., we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

It is our opinion that the Shares, when issued and sold in the manner described in the Plan and pursuant to the agreement that accompanies each grant under the Plan, the Shares will be legally and validly issued, fully-paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON, SONSINI, GOODRICH & ROSATI
                                            Professional Corporation

- --------------------------------------------------------------------------------
                                  EXHIBIT 23.1
- --------------------------------------------------------------------------------

                        Consent of KPMG Peat Marwick LLP
                                 (See Page II-6)

- --------------------------------------------------------------------------------
                                  EXHIBIT 23.2
- --------------------------------------------------------------------------------

                               Consent of Counsel
                                (See Exhibit 5.1)

- --------------------------------------------------------------------------------
                                  EXHIBIT 24.1
- --------------------------------------------------------------------------------

                                Power of Attorney
                                 (See Page II-4)